Exhibit 10.38
October 31, 2025
David Boyce
[Address]
[E-Mail Address]

Re: Freeze of Benefit Accrual Under SERP Agreements
Dear David:
This letter hereby provides notice to you, as required under Section 2.1 of the Amended and Restated Supplemental Executive Retirement Agreement dated November 9, 2016 (the “SERP”) and Section 2.1 of the Supplemental Executive Retirement Agreement dated November 9, 2016 (the “2016 SERP”) that, on October 23, 2025, the Board of Directors of Tompkins Financial Corporation determined that, due to the planned transaction involving Tompkins Insurance Agencies, Inc. (the “Transaction”), you will cease to continue accruing retirement benefits under the SERP and the 2016 SERP, as of the closing of the Transaction. Your years of service and earnings, for purposes of calculation benefits under the SERP and the 2016 SERP, will be determined based on your years of service and earnings as of the closing date of the Transaction. Your accrued retirement benefit under the SERP and the 2016 SERP as of the closing date of the Transaction will not be reduced.
    Tompkins Financial Corporation

    By:/s/ Stacie Mastin
    Stacie Mastin
    SVP, Director of Human Resources

106673591.1